OFFICE OF THE SECRETARY OF STATE
OF THE STATE OF COLORADO

CERTIFICATE OF DOCUMENT FILED

I, Wayne W. Williams , as the Secretary of State of the State of Colorado, hereby certify that, according to the records of this office, the attached document is a true and complete copy of the

Statement of Conversion

with Document # 20181253719 of

Fuquan Financial Company

Nevada Foreign Corporation

(Entity ID # 20161839582)

consisting of 3 pages.

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 03/30/2018 that have been posted, and by documents delivered to this office electronically through 04/03/2018@ 13:48:06.

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, and issued this official certificate at Denver, Colorado on 04/03/2018 @ 13:48:06 in accordance with applicable law. This certificate is assigned Confirmation Number 10819063 .

Secretary of State of the State of Colorado

End of Certificate

Document must be filed electronically.
Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies
of filed documents, visit www.sos.state.co.us.

E-Filed

Colorado Secretary of State
Date and Time: 03/26/2018 12:51 PM
ID Number: 20161839582

Document number: 20181253719
Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Conversion Converting a Domestic Entity into a Foreign Entity
filed pursuant to § 7-90-201.7 (1) and § 7-90-204.5 of the Colorado Revised Statutes (C.R.S.)

1. For the converting entity, its ID number, entity name, form of entity, jurisdiction under the law of which it is formed, and principal office address are

ID number: 20161839582
(Colorado Secretary of State ID number)

Entity name: Fuquan Financial Company

Form of entity: Corporation

Jurisdiction: Colorado

Principal office street address: PO Box 181062
(Street number and name)

Denver *(City)* CO *(State)* 80218 *(ZIP/Postal Code)*
(Province – if applicable) United States *(Country)*

Principal office mailing address (leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*.

2. For the resulting entity, its true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

True name: Fuquan Financial Company

Form of entity: Foreign Corporation

Jurisdiction: Nevada

Street address: 2244 Faraday Avenue
(Street number and name)

Carlsbad *(City)* CA *(State)* 92008 *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

Mailing address
(leave blank if same as street address)

____
(Street number and name or Post Office Box information)

____

______ ______ ______
(City) *(State)* *(ZIP/Postal Code)*

______ ______.
(Province – if applicable) *(Country)*

3. The converting entity has been converted into the resulting entity pursuant to section 7-90-201.7, C.R.S.

4. *(Mark the applicable box and complete the statement. Caution: Mark only one box.)*

☒ The resulting foreign entity does not maintain a registered agent in this state and service of process may be addressed to the entity and mailed to the principal address pursuant to section 7-90-704 (2), C.R.S.

or

☐ The resulting foreign entity maintains a registered agent to accept service pursuant to section 7-90-204.5, C.R.S. The person appointed as registered agent has consented to being so appointed. Such registered agent's name and address are

Name
(if an individual)

______ ______ ______ ______
(Last) *(First)* *(Middle)* *(Suffix)*

or

(if an entity)
____
(Caution: Do not provide both an individual and an entity name.)

Street address

____
(Street number and name)

____

______ CO ______
(City) *(State)* *(ZIP Code)*

Mailing address
(leave blank, if same as street address)

____
(Street number and name or Post Office Box information)

____

______ CO ______
(City) *(State)* *(ZIP Code)*

5. *(If applicable, adopt the following statement by marking the box and include an attachment.)*

☒ This document contains additional information as provided by law.

6. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document are ______________.
(mm/dd/yyyy hour:minute am/pm)

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent

documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

7. The true name and mailing address of the individual causing this document to be delivered for filing are

Keaveney	Rhonda		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

PO Box 26496
(Street number and name or Post Office Box information)

Scottsdale	AZ	85255
(City)	*(State)*	*(ZIP/Postal Code)*

(Province – if applicable)	*(Country)*

(If applicable, adopt the following statement by marking the box and include an attachment.)

☒ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).